LIMITED POWER OF ATTORNEY FOR
A. H. BELO CORPORATION INSIDER REPORTING OBLIGATIONS


	KNOW ALL BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints each of Christine E. Larkin and Katy Murray, each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto and any other similar forms) relating to the securities of A. H. Belo Corporation, a Delaware corporation (the "Company"), with the
United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section
16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2)	seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each such attorney-in-fact and approves and ratifies any such release of information; and

(3)	perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)	this Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither the Company nor any of such attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)	this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

	The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

        This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered or faxed to A. H. Belo Corporation, 508 Young Street, Dallas, Texas 75202, Attention: Legal Department (Fax 214/977-8285) or until termination of the undersigned's Section 16 reporting obligations with respect to Company securities, whichever first occurs.

        As of the date of this document, each attorney-in-fact designated herein is an employee of A. H. Belo Corporation. This Limited Power of Attorney shall be automatically revoked as to any such attorney-in-fact upon the date that such person ceases to be employed by A. H. Belo Corporation.


	IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 31st day of January, 2017.





                                         /s/Timothy Michael Storer



STATE OF TEXAS

COUNTY OF DALLAS



	On this 31st day of January, 2017, TIMOTHY MICHAEL STORER personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                         /s/Jessica Purpura
                                         Printed Name:  Jessica Purpura
               (SEAL)                    Notary Public, State of Texas
                                         My Commission Expires: June 12, 2019